Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-161520) and on Form S-8 (File No. 333-141471) of Agree Realty Corporation of our report dated March 15, 2011, relating to the consolidated financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears on page F-2 of this annual report on Form 10-K for the year ended December 31, 2010.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Chicago, Illinois
March 15, 2011